                                                                     EXHIBIT 4.4

                       LOUIS KRAVITZ & ASSOCIATES, INC.

                       Vitalink Pharmacy Services, Inc.,

                    Retirement Savings and Investment Plan

                            MASTER TRUST AGREEMENT



            It is hereby certified that the following is a true and
             correct copy of the Louis Kravitz & Associates, Inc.
                            Master Trust Agreement,
             as adopted by the Company in the Adoption Agreement.



                       LOUIS KRAVITZ & ASSOCIATES, INC.


                       BY /s/ Louis Kravitz
                          -----------------------



    Copyright  1993 Louis Kravitz & Associates, Inc.  All Rights Reserved.

                       LOUIS KRAVITZ & ASSOCIATES, INC.

                            MASTER TRUST AGREEMENT


     This Trust Agreement between the Company and the Trustee is effective as of the Effective Date specified in the Adoption Agreement.


                                   RECITALS


     WHEREAS, the Company established the Plan; and

     WHEREAS, the Plan provides among other things, that the Company shall execute a trust agreement for the purpose of carrying out the Plan; and that contributions made or caused to be made by the Company and any Employers pursuant to the Plan shall be paid over to the Trustee; and

     WHEREAS, the Company desires to establish a trust as provided in the Plan to implement and carry out provisions thereof; and this Trust Agreement is so designed for that purpose and has been designated as a part of the Plan to meet the requirements of Sections 401 and 501 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company desires the Trustee to act as Trustee of the Trust and the Trustee is willing to so act pursuant to the terms of this Trust Agreement;

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties thereto, it is hereby agreed by the undersigned as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following words and phrases when used herein shall have the following meanings, unless the context clearly indicates otherwise. All definitions included in the Plan shall be deemed to be incorporated herein to the extent necessary.

          1.01 "ADMINISTRATOR" shall be the Plan Administrator named in the Adoption Agreement.

          1.02 "COMPANY" shall mean the Company named in the Adoption Agreement, or its successor or successors.

          1.03 "EMPLOYER" OR "EMPLOYERS" shall mean the Company and each other Affiliated Company which may become an Employer pursuant to the terms of the Plan.

          1.04 "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.05 "INVESTMENT MANAGER", if any, shall mean an "investment manager" as defined in Section 3(38) of ERISA, appointed by the Administrator in accordance with the terms of this Trust Agreement and the Plan.

          1.06 "PLAN" shall mean the Plan named in the Adoption Agreement, as amended from time to time.

          1.07 "TRUST" OR "TRUST AGREEMENT" shall mean the Trust named in the Adoption Agreement, and the trust agreement set forth herein, as amended from time to time.

          1.08 "TRUST FUND" shall mean all sums contributed or transferred to this Trust, together with all other property and accruals therefrom, which may hereafter become subject to the Trust.

          1.09 "TRUSTEE" OR "TRUSTEES" shall mean the Trustee(s) named in the Adoption Agreement. If more than one Trustee is named in the Adoption Agreement, the power to act as Trustee shall require the actions described in the Adoption Agreement (e.g., any Trustee acting alone, a majority of Trustees acting together, or such other method described in the Adoption Agreement).

           If there is a change in Trustee pursuant to Sections 4.08 and 4.09, the Plan and Trust Agreement need not be amended to include such changes. In lieu of an amendment, the written notice of resignation, removal or appointment/acceptance, or the formal resolution of the Company shall constitute the amendment and be made a part of the Plan and Trust Agreement.

                                  ARTICLE II
                FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES
                ----------------------------------------------

     2.01  FIDUCIARIES

The following persons are hereby named as fiduciaries under this Trust.

       (a) Fiduciaries With Respect to Appointment of Others
           -------------------------------------------------

           (i) The Company: Acting through its Governing Body, the Company shall
               ------------
       be responsible for the appointment, removal, or replacement of the Administrator and the Trustee.

           (ii) The Administrator: The Administrator shall be responsible for
                ------------------
       the appointment, removal, or replacement of any Investment Manager.

       (b) Fiduciary With Respect to Control or Management of the Assets
           -------------------------------------------------------------

           (i) The Trustee: The Trustee shall be the named fiduciary with
               ------------
       respect to the investment of Trust assets only during such times as it has exclusive authority and discretion to manage and control the investment of the Trust Fund. Otherwise, the Administrator shall be the named fiduciary with respect to the investment of the Trust Fund, unless the Administrator appoints an Investment Manager.

           (ii) Investment Manager: In its discretion the Administrator may
                -------------------
       appoint one or more Investment Managers to manage, acquire, and dispose of all or a portion of the Trust Fund designated by the Administrator.

           (iii) Administrator:  The Administrator may assume the authority to
                 --------------
       manage, acquire, and dispose of all or a portion of the Trust Fund.

       (c) Fiduciary With Respect to Plan Administration: The Administrator
           ----------------------------------------------
    shall be the Fiduciary with respect to administration of the Plan. The responsibilities and duties of the Administrator are set forth in the Plan.

     2.02  JOINT FIDUCIARY RESPONSIBILITIES

This Article II is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him. None of such responsibilities, nor any other responsibility, shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by specific provision of the Plan or of this Trust; and such Fiduciaries have expressly accepted such responsibilities. Whenever one Fiduciary is required by the Plan or the Trust to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility. The responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility. The responsibility of the Fiduciary receiving those directions shall be to follow them, insofar as such instructions are consistent with the provisions of this instrument.

     2.03  ALLOCATION OR DELEGATION OF FIDUCIARY RESPONSIBILITIES

By written instrument, each of the Fiduciaries (other than the Trustee and any Investment Manager) may allocate to others and delegate to others any of its rights, powers and duties, terminable upon such notice as the delegating Fiduciary deems prudent. Anyone may serve in more than one fiduciary capacity with respect to the Plan and Trust.

     2.04  CO-FIDUCIARY LIABILITY

It is the intent of this Trust Agreement that each of the Fiduciaries under the Plan and Trust shall be solely responsible for its own acts or omissions.
Except to the extent imposed by ERISA, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling all of the responsibilities imposed upon such other Fiduciary by ERISA, as the same may be amended from time to time, or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to this Plan and Trust Agreement unless:

       (a) he participates knowingly in such breach;

       (b) he knowingly undertakes to conceal such breach;

       (c) he has actual knowledge of such breach and fails to take responsible remedial action to remedy said breach; or,

       (d) he has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities through his negligence in performing his own specific fiduciary responsibilities under this Trust Agreement.

If the Company establishes more than one trust with a different trustee pursuant to the terms of the Plan, the Trustee of this Trust and such other trustee(s) of such other trust(s) shall not be co-trustees (as described in ERISA). The Trustee shall act only with respect to the Trust established pursuant to this Trust Agreement.

     2.05  INDEMNITY

The Company shall indemnify and hold harmless the Trustee and Trust Fund against any loss or liability, including reasonable attorney fees imposed upon the Trustee as a result of any acts taken in accordance with written directions; by reason of failure to act because of no written directions from the Administrator, Investment Manager or any other person designated to act on their behalf; or by reason of the Trustee's good faith execution of its duties in the administration of this Trust, unless such loss or liability is due to the Trustee's negligence or misconduct.

     2.06  PARTICIPANT DIRECTED FUND

Notwithstanding any provisions of the Trust, a Fiduciary shall not be responsible for any portion of the Trust attributable to a Participant Directed Fund. Rules governing a Participant Directed Fund are contained in the Plan.

                                  ARTICLE III
                         INVESTMENT OF THE TRUST FUND
                         ----------------------------

     3.01  POWERS AND RESPONSIBILITIES

Unless otherwise directed in writing by the Administrator, the Trustee shall have the full power and authority to invest the funds of the Trust in any investment permitted by law for the investment of the assets of an employee benefit trust. The Administrator may appoint an Investment Manager to direct the investment and management of all or a portion of the Trust Fund, or assume such responsibilities itself. The Administrator shall notify the Trustee in writing of its assumption of investment responsibilities, or of the appointment of an Investment Manager, and may revoke any such appointment by giving written notice thereof to the Trustee. The appointment, selection, and retention of a qualified Investment Manager shall be solely the responsibility of the Administrator. The Trustee is authorized and entitled to rely upon the fact that said Investment Manager is at all times a qualified Investment Manager under ERISA, until such time as the Trustee has received a written notice from the Administrator to the contrary, or otherwise has knowledge of the disqualification of the Investment Manager. The Trustee shall rely upon the fact that said Investment Manager is authorized to direct the investment and management of the assets of the Trust, until such time as the Administrator shall notify the Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named; or, alternatively, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust assets has been transferred back to the Trustee.

In the event an Investment Manager is appointed by the Administrator, he shall direct the Trustee with respect to the investment and management of all or a portion of the assets of the Trust Fund. The Trustee shall not be liable nor responsible for losses or unfavorable results arising from its compliance with proper directions of the Investment Manager that are made in accordance with the terms of the Plan and Trust, and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust. All Investment Manager directions concerning investments shall be signed by such person or persons, acting on behalf of the Investment Manager, as may be duly authorized in writing. The Trustee shall be under no duty to question any Investment Manager directions; nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility; nor to make any suggestions to such Investment Manager in connection therewith. As promptly as possible, the Trustee shall comply with any written direction given by the Investment Manager hereunder. The Trustee shall not be liable in any manner, nor for any reason, for the making or retention of any investment pursuant to such directions of the Investment Manager. The Investment Manager shall not direct the purchase, sale, or retention of any assets of the Trust Fund, if such directions are not in compliance with any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust.

During any such period or periods of time an Investment Manager is authorized to direct the investment and management of the Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription, or other right relating to any securities. Unless the Trustee receives written instructions from the Investment Manager within a reasonable time prior to the expiration of any right described in the preceding sentence, there shall be no obligation by the Trustee to exercise any such right.

Except as may be provided in ERISA, the Trustee and Investment Manager shall not be liable for the acts or omissions of the Administrator or the Employer, nor shall they be liable or responsible for the portion or portions of the Trust Fund managed by persons other than themselves.

     3.02  INSURANCE COMPANIES PROTECTED IN DEALING WITH TRUSTEE

Insurance companies issuing contracts to the Trustee under this Trust Agreement may deal with the Trustee alone in accordance with the terms and conditions of such contracts. They shall be fully protected in accepting and acting upon the request, advice or representation of, or any instrument executed by, the Trustee. For all such purposes, the Trustee shall be regarded as sole owner of such contracts. No insurance company shall be required to inquire into the terms of this Trust Agreement, nor to determine whether action taken by the Trustee is authorized thereby. No insurance company dealing with the Trustee shall have any obligation to determine that any person upon whose life the Trustee makes any contract application is, in fact, an employee of the Employer or is otherwise eligible for retirement benefits or otherwise participates in the Plan. Such insurance company shall not be responsible for: the validity of this Trust; the acts of any person or of the Company in its establishment, maintenance or administration; or the proper application or disposition of any money paid by such insurance company, either as dividends or as annuity payments, as death proceeds under contracts, under pledge, or pursuant to surrender thereof. It shall be conclusively presumed in favor of insurance companies and others dealing with the Trust in good faith, that any and all actions taken by the Trustee in connection with any matter or thing connected with this Trust has been duly authorized, pursuant to the terms of this Trust Agreement.

     3.03  OWNERSHIP OF INSURANCE CONTRACTS AND PAYMENT OF INSURANCE PREMIUMS

The Administrator may direct the Trustee to acquire insurance or annuity contracts on the lives of individual Participants, or may direct the Trustee to enter into a group deposit administration contract or contracts with an insurance company for the purpose of investing all or a portion of the Trust Fund.

Subject to the power of the Administrator to direct the Trustee as reserved in the preceding paragraph of this Section 3.03, the Trustee shall have all the rights and authority of a legal owner of any insurance or annuity contracts held in the Trust, including the right to execute all necessary receipts and releases to the insurer. However, the Trustee shall have no duty to make applications for the purchase of any such contracts, or to pay any premiums thereon, or to exercise any rights, privileges or options, or to take any other action with respect to such contracts unless the Trustee receives written directions to do so by the Administrator.

The Trustee shall notify the Administrator upon receipt of notice of any premiums due on any such contracts held by it, but shall not be liable for payment of any premiums on any such contracts unless there are sufficient funds in the Trust available for the payment of such premiums. The Trustee shall not have any duty to pay premiums on any such contracts, except out of funds designated by the Administrator as available therefor.

     3.04  STANDARD OF PRUDENCE

In carrying out each of its responsibilities under this Trust, the Trustee, the Administrator, the Company, and Investment Manager, if any, shall act solely in the interest of the Members and Beneficiaries. They shall act with the care, skill, prudence, and diligence, under the circumstances then prevailing and in the conduct of an enterprise of a like character and with like aims, as that used by a prudent man acting in a like capacity and familiar with such matters.

                                  ARTICLE IV
                           RIGHTS, POWERS AND DUTIES

     4.01  GENERAL DUTIES OF THE TRUSTEE

It shall be the duty of the Trustee to hold the funds received from time to time from the Employer; to manage, invest and reinvest the Trust Fund pursuant to the provisions hereinafter set forth; and to collect the income therefrom. Upon receipt by the Trustee, such funds shall become a part of the corpus of the Trust Fund, and shall be invested and reinvested as such. The Trustee shall make payments from the Trust Fund pursuant to the directions of the Administrator as hereinafter provided. The Trustee shall be responsible only for such sums as shall actually be received by it as Trustee. It shall not be the duty of the Trustee to collect any sum from any Employer, nor to determine or verify the accuracy thereof. The Trustee shall not be concerned with the determination of the benefits payable to any Member or Beneficiary under the Plan.

The Trustee shall use ordinary care and reasonable diligence in the exercise of its powers and the performance of its duties as Trustee hereunder. It shall not be liable for: any mistake of judgment; any action taken in good faith; or any loss, unless resulting from its own negligence or willful misconduct; all, however, subject to the applicable responsibilities imposed upon the Trustee under ERISA.

     4.02  GENERAL DUTIES OF ADMINISTRATOR

The Administrator shall have the duty, authority and responsibility to direct the administration of the Plan. To the extent provided in the Plan and this Trust, the Trustee shall follow the written directions of the Administrator.

When so directed in writing by the Administrator, the Trustee shall segregate the Trust Fund, set up special trust accounts, and disburse the Trust Fund when disbursement becomes proper under the terms of the Plan. During the existence of the Plan, the Administrator may not direct that any payments be made which would cause any portion of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and Beneficiaries.

     4.03  THIRD PERSONS DEALING WITH TRUSTEE

With respect to any action whatsoever concerning the money, funds or property in the hands of the Trustee, the signature of the Trustee shall be sufficient as to any persons not a party hereto. No person not a party hereto shall be required to interpret the terms and conditions of the Plan or of this Trust Agreement as to the authority of the Trustee; nor be responsible for ascertaining that any action of the Trustee is authorized by the terms of the Plan or of this Trust Agreement.

     4.04  SPECIFIC POWERS OF TRUSTEE

Except for those of the following powers which are investment powers, and which have been delegated specifically by the Administrator to an Investment Manager separate from the Trustee, and subject to all limitations stated elsewhere in the Plan and Trust Agreement, the Trustee shall have the following powers affecting the Trust and Trust Fund:

       (a) To hold, invest and reinvest, the principal or income of the Trust Fund in bonds, common or preferred stock, other securities, or property (personal, real or mixed, improved or unimproved, and tangible or intangible);

       (b) To hold, invest and reinvest, in any type of interest-bearing account maintained by any bank or savings and loan association selected by the Trustee, including: any owned by the Trustee or any of its affiliates; or any common or collective trust fund, or pooled investment fund, established and maintained by the Trustee for trusts exempt under Section 501 of the Internal Revenue Code.

       The assets so invested shall be subject to all the provisions of the instruments establishing and governing such funds. Those instruments of group trusts, including any subsequent amendments, are hereby incorporated and made a part of this Trust Agreement.

       (c) To acquire an interest as a limited partner in any partnership or joint venture, all in accordance with the provisions of ERISA and any regulations issued pursuant thereto;

       (d) To manage, control, purchase, sell, convey, exchange, partition, divide, subdivide, improve, or repair, any or all property of the Trust Fund. In connection with any disposal of property, to grant options and sell upon deferred payments. Upon termination of the Trust, to sell forthwith any or all property of the Trust Fund and convert the same into cash;

       (e) To borrow or raise money for the purpose of the Trust upon such terms as the Trustee may determine;

       (f) If the Trust Fund shall at any time contain any real property, to lease such property or any part thereof, for terms within or extending beyond the duration of the Trust. To grant for like terms the right to mine or drill for and remove therefrom gas, oil, and other minerals; to create restrictions, easements, and other servitudes thereon;

       (g) With respect to bonds, shares of stock, and other securities: to have all the rights, powers, and privileges of an owner, including though without limiting the foregoing, the power of voting, giving proxies, payment of calls, assessments, and other powers deemed expedient for the protection of the interests of the Trust Fund; to participate in voting trusts, pooling agreements, assenting to corporate sales, leases and encumbrances, regardless of any limitations elsewhere in the Plan and this Trust Agreement relative to investments by the Trustee; to have the power of selling or exercising stock subscription or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, and liquidations. In connection with any such proceedings, to deposit securities with and transfer titles to any protective or other committee, under such terms respecting deposit thereof as the Trustee shall determine;

       (h) To hold, sell, collect, sue for, or change any investments, in its own name or in its name as Trustee or in the name of its nominee or nominees, with or without disclosure of fiduciary relationship, with the Trustee being responsible for the acts of any such nominee affecting such property, and the books of the Trustee showing at all times that all such investments are part of the Trust Fund;

       (i) To retain all or any portion of the Trust Fund in cash temporarily awaiting investment without liability for interest thereon; to retain in cash without liability for interest thereon so much of the Trust Fund as the Trustee may deem advisable for the purpose of meeting contemplated payments under the Plan; and to deposit cash in any bank or savings and loan association selected by it, including any owned by the Trustee or any of its affiliates;

       (j) To abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law or equity (but without obligation to do so); and to employ such counsel as the Trustee shall deem advisable, all at the risk and expense of the Trust Fund;

       (k) To make loans to participants, if provided for in the Plan, and only upon the direction of the Administrator;

       (l) To advance its own funds to the Trust, if permitted by law, for any Trust purpose. Such advances with legal interest thereon shall be a first lien on the principal and the gross income of the Trust Fund, and to be first repaid out of the gross income or principal of the Trust Fund;

       (m) Upon any division, or partial or final distribution of the Trust Fund, to partition, allot, and distribute the Trust Fund in undivided interest or in kind, or partly in money and partly in kind, at fair market values determined by the Trustee; and in the Administrator's sole discretion, to sell such property as the Administrator may deem necessary to make division or distribution;

       (n) To hold, invest and reinvest, in any single premium contract or group annuity contract of deposit administration, immediate participation or other group-type or individual-type contract issued by a life insurance company authorized to do business under the laws of two or more States and qualified to be an Investment Manager. However, the Trustee shall not be liable for the validity of any statements contained in any application for any such contract, which statements cover information beyond the Trustee's knowledge;

      (o) To pay expenses of administering the Plan and Trust pursuant to
    Section 4.07, to the extent such expenses are not paid by the Employer.

All discretions in this Trust Agreement conferred upon the Trustee shall, unless specifically limited, be absolute. The enumeration of certain powers and discretions of the Trustee is not to be construed as limiting its general powers and discretions. The Trustee is hereby vested with and has, as to the Trust Fund, and in the execution of this Trust Agreement (but subject at all times to any specific provisions and limitations in the Plan and this Trust Agreement contained), all the powers and discretions that any absolute owner of property has or may have.

     4.05  RECORDS TO BE MAINTAINED BY TRUSTEE

The Trustee shall maintain full and complete records of its transactions for, and funds held for the account of, the Trust. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Company, the Administrator, or their duly authorized representatives.

     4.06  REPORTS TO BE FURNISHED BY THE TRUSTEE

Within sixty (60) days after the end of each Plan Year and at such other times determined by the Administrator, the Trustee shall file with the Administrator a written statement of account setting forth all investments, transactions, receipts, and disbursements effected by it during the period. Such statement shall contain an exact description of all property purchased and sold, the cost or proceeds of sale, and show the investments held on the last day thereof, including the cost of each item as carried on the books of the Trustee, and the fair market value thereof, if applicable.

When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Company, Administrator, appraisers, or other sources; and shall not incur any liability for inaccurate valuation based on good faith reliance upon such information. The reasonable costs incurred in establishing values of Trust assets shall be a charge against the Trust Fund.

The Administrator may approve the Trustee's written statement of account by written notice of approval delivered to the Trustee, or by failure to deliver to the Trustee written objections to such statement of account within sixty (60) days from the date the statement of account was delivered to the Administrator.

The statement of account shall be deemed approved upon receipt by the Trustee of the Administrator's written approval of the statement of account, or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

     4.07  COMPENSATION OF THE TRUSTEE, PAYMENT OF TAXES, ETC.

All expenses of administering the Plan and Trust, including the Trustee's compensation for its services as may from time to time be agreed upon, shall be paid from the Trust Fund unless paid by the Employer. However, if the Trustee is an Employee receiving full-time pay from an Employer, he shall not receive compensation for his services. The Trustee is authorized to determine and pay out of the Trust all other expenses, including taxes, fees, and investment and other expenses incurred in connection with the administration of the Trust Fund; or for which the Trust, or the Trustee in discharge of its duties as Trustee thereunder, may become liable, unless paid by the Employer. If the Trust or any part of it shall become liable for the payment of any property, estate, inheritance, income, or other charge, tax or assessment which the Trustee shall be required to pay, the Trustee shall be authorized to pay such item out of any monies or other property in its hands for the account of the persons whose interest hereunder is liable therefor. At least ten (10) days prior to making any such payment, the Trustee shall give the Administrator written notice of its intention to do so. Prior to making any transfers or distributions from the Trust Fund, the Trustee also may require such release or other documents from any lawful taxing authority as it shall deem necessary or advisable.

Any amount hereunder due the Trustee, or for which the Trustee may become liable as Trustee under the Plan and this Trust Agreement, which has not been paid by the Employer within a reasonable time shall become a lien on the Trust Fund and said amount may be paid by the Trustee from the Trust Fund as an expense thereof.

In the event any distributions made to Members or Beneficiaries shall constitute taxable income under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, or any amendments thereto, or under the laws of any State, then at the time distribution is made and upon direction of the Administrator to the Trustee, any Federal or State income tax due thereon shall be withheld from any distributions made to the Member or Beneficiary. The amounts so withheld by the Trustee shall be paid to the respective Federal and State governments.

     4.08  RESIGNATION OR REMOVAL

The Trustee may resign by mailing to the Administrator and the Company, at their last known addresses, written notice of resignation, which shall become effective upon the expiration of thirty (30) days following the date of mailing or upon written acceptance of the resignation by the Company prior to that time.

The Company may remove the Trustee on thirty (30) days written notice, by mailing to the Trustee written notice of removal (which notice may be waived by the Trustee).

In the event of its resignation or removal, the Trustee shall transfer, assign and deliver the Trust Fund to the successor Trustee, after retaining such reasonable amount it deems necessary to provide for its expenses in the settlement of its accounts, its compensation, and any taxes or advances chargeable against or payable out of the Trust Fund and known to the Trustee. The Trustee shall render a full and complete accounting of all assets and funds held by it within thirty (30) days of its giving notice of resignation or the receipt by the Trustee of notice of removal.

Upon acceptance of the Trust and without further assignment or transfer, the successor shall become vested with all the title, estate, rights and powers (including discretionary powers), and be subject to all the duties and obligations of the Trustee originally appointed. The resigned or removed Trustee shall have no further responsibility to act hereunder except as to the rendering of a final accounting.

Until the date it shall have become such successor Trustee, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Trust; nor, except upon the Administrator's written direction, shall it be required to inquire into or take any action concerning the acts of any predecessor Trustee.

Upon the failure of the Company to appoint a successor Trustee by the effective date of the resignation or removal of the Trustee, the Administrator shall become successor Trustee until another successor Trustee is appointed.

     4.09  FILLING VACANCIES

Vacancies occurring in the trusteeship, however caused, shall be filled by written designation of the Company of a successor Trustee and the successor Trustee's written acceptance of the Trust. Within sixty (60) days after its occurrence, any vacancy not filled under the foregoing provisions may be filled by appointment of a Trustee by a court of competent jurisdiction on application by the Company or any person interested in the Trust.

     4.10  INTERPLEADER, ETC., IN CASE OF DISPUTES

In the event that any dispute shall arise as to the person or persons to whom payment or delivery of any funds, contracts or property shall be made, the Trustee may retain such funds, contracts or property without liability for interest. Until a satisfactory agreement covering such dispute, or a final adjudication concerning it, shall have been made, the Trustee may decline to make delivery. In such event, the Trustee may file an appropriate action in interpleader, the costs of same to be borne by the parties thereto, and not by the Trustee. However, if the costs described are not borne by the parties, then they shall be costs of administering the Trust.

     4.11  COURT PROCEEDINGS

In any application to the courts, or proceeding or action in the courts, only the Company and the Trustee shall be necessary parties, and no Members or other persons shall be entitled to any notice or service of process. After all appeals, if any, any judgment entered in such a proceeding or action shall be conclusive upon all claimants under this Trust.

     4.12  ADEQUACY OF TRUST FUND

The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities under the Plan. Except for the Administrator, all persons dealing with the Trustee are released from the necessity of inquiring into the decision or authority of the Trustee to act, and from responsibility for the application of any monies, securities or other property paid or delivered to the Trustee.

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

     4.13  DIRECTIONS TO TRUSTEE

As evidence of the authority of any person or persons acting as Administrator, The Trustee may accept a certified copy of the resolutions of the Governing Body of the Company naming such person or persons as the Administrator; and shall be entitled to recognize as such and act upon the instructions, directions, consents, and requests of the Administrator last certified to it. The Trustee may accept, as evidence of any action taken or resolution adopted by the Administrator, a written memorandum or certificate signed by any one or more persons authorized in writing by the Administrator to so sign. The Trustee may continue to act in accordance with any such action or resolution until receipt by it of notice rescinding or superseding such action or resolution.

The Trustee shall be held harmless in relying upon any certificate, notice, resolution, consent, order, or other communication purporting to have been signed by the Administrator which it believes to be genuine, and without obligation on the part of the Trustee to ascertain whether or not the provisions of the Plan are thereby being complied with.

The Trustee shall not be required to make any investigation to determine the mailing address of any Member or the identity or mailing address of any Beneficiary, and shall be entitled to withhold making any payments until such information is certified to it by the Administrator.

Notices or communications from the Trustee to the Administrator shall be addressed to such person or persons as shall have been certified to the Trustee by the Administrator, and shall be sent to such person or persons at whatever address he or they shall have prescribed in writing to the Trustee.

     4.14  ADVICE OF ADMINISTRATOR

If at any time the Trustee is in doubt concerning the course which it shall follow in connection with any matter relating to the administration of the Trust, it may request the Administrator to advise it with respect thereto. The Trustee may rely, without liability, upon the advice or direction which is given by the Administrator in response to such request.

     4.15  RECEIPT FOR BENEFIT PAYMENT

On final payment or distribution to any Member or his Beneficiary or the legal representatives of any such person in accordance with the provisions of the Plan and this Trust Agreement, the Trustee shall be entitled to demand a receipt for full satisfaction of all claims against the Trust, the Trustee, the Administrator, and the Employers.

     4.16  INVESTMENT IN SECURITIES OF THE COMPANY

The Administrator may direct that the Trust Fund be invested and reinvested in the common stock, preferred stocks, bonds, or other securities of the Company; and to purchase from and to loan to the Company any property (whether real, personal or mixed), provided such investments are made in accordance with ERISA and regulations issued thereunder.

Section 407 of ERISA limits the percentage of the Trust Fund that may be invested in "qualifying employer securities" or "qualifying employer real properties" (both as defined in Section 407(d) of ERISA). In general, the maximum percentage is as follows:

       (a) If the Plan is an "eligible individual account plan" (as defined in Section 407(d) of ERISA; e.g., a defined contribution plan, but not a money purchase plan [unless a money purchase plan meets certain requirements described in clause (iii) of Section 407(d)(3)(A) of ERISA]), up to 100% of the Trust Fund may be so invested.

       (b) If the Plan is a defined benefit plan or a money purchase plan which is not an "eligible individual account plan", only up to 10% of the Trust Fund may be so invested. In general, the preceding 10% is determined as of the date of the acquisition of such "qualifying" investments.

     4.17  TRANSFER OF TRUST ASSETS

Upon the direction of the Administrator, the Trustee shall transfer assets to the trust of another qualified retirement plan, or to such other trust or trusts created pursuant to the terms of the Plan; and accept the transfer of assets from a trust created pursuant to a qualified retirement plan.

                                   ARTICLE V
                 AMENDMENT, TERMINATION AND DURATION OF TRUST

     5.01  AMENDMENT

The Company shall have the right at any time and from time-to-time to modify or amend this Trust Agreement in whole or in part. However, except as otherwise expressly provided in the Plan and Trust, no amendment shall be made at any time pursuant to which the Trust Fund may be diverted to purposes other than for the exclusive benefit of the Members and Beneficiaries. Further, no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent.

Notwithstanding anything contained herein to the contrary, upon reasonable notice to the Trustee, this Trust Agreement may be amended at any time by the Company if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the tax-exempt status hereof thereunder, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Plan or Trust.

     5.02  TERMINATION

This Trust Agreement may be terminated at any time by a written instrument signed on behalf of the Company by its appropriate officer or officers and delivered to the Trustee. As the result of such termination, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the persons entitled to benefits under the Plan, except as provided in this Section 5.02, or as otherwise expressly provided for in the Plan and Trust.

Notwithstanding anything contained in this Trust Agreement to the contrary, if the Plan is a defined benefit pension plan (as defined by ERISA), and upon termination of the Plan there remains funds in the Trust Fund after payment of all expenses and the satisfaction of all liabilities with respect to persons entitled to benefits under the Plan, then the Trustee shall disburse such remaining funds in accordance with the provisions of the Plan, which may include returning such funds to an Employer.

     5.03  TRUST IRREVOCABLE

The Trust hereby created shall be irrevocable. However, nothing herein contained shall prevent the Company from terminating the Trust in the manner provided in Section 5.02.

     5.04  DURATION OF TRUST

The Trust hereby created shall continue in effect for the maximum period of time permitted by law, unless this Trust is terminated in accordance with Section 5.02.

                                  ARTICLE VI
                                 MISCELLANEOUS

     6.01  RELATION TO PLAN

All words and phrases used herein shall have the same meaning as in the Plan, and this Trust Agreement and the Plan shall be read and construed together. In the event of an irreconcilable conflict between this Trust Agreement and the Plan with regards to the duties, liabilities, rights, and powers of the Trustee, this Trust Agreement shall prevail and control. Whenever in the Plan it is provided that the Trustee shall act as therein provided, it shall be empowered, and is hereby authorized, to do so for all purposes as fully as though specifically so provided herein. However, no amendments to the Plan made subsequent to the date hereof which substantially increase the duties or responsibilities of the Trustee shall bind or affect the Trustee until approved in writing by the Trustee. The Administrator shall furnish the Trustee with copies of the Plan and all amendments thereto.

     6.02  ASSIGNMENT

Except as may be provided in the Plan, none of the benefits, payments, proceeds, claims or rights of any Member or Beneficiary hereunder shall be subject to any claims of any creditor of any Member or Beneficiary. In particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Member or Beneficiary. No Member or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits which he may expect to receive, contingently or otherwise, under this Trust Agreement and the Plan. The provisions of this Section shall not apply in the case of a Qualified Domestic Relations Order.

     6.03  SUCCESSOR COMPANY

If any successor to the Company continues the Plan, it shall concurrently become a successor party to this Trust Agreement by giving to the Trustee written notice by duly authorized persons of its adoption of the Plan and this Trust Agreement. Said written notice shall constitute such successor a signatory hereto.

     6.04  USE OF TRUST FUNDS

Except as provided for in this Trust Agreement and the Plan, under no circumstances shall any contributions by an Employer to the Trust, or any part of the Trust Fund, be recoverable by an Employer from the Trustee, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Members and Beneficiaries; provided, however, that:

       (a) In the event an Employer requests an initial letter of determination from the Internal Revenue Service to the effect that the Plan and this Trust satisfy the requirements of Sections 401 and 501 of the Internal Revenue Code, but such request is denied, the contributions of such Employer shall be returned by the Trustee to the Employer within one (1) year of such denial, but only if the request was made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

       (b) To the extent disallowed as a deduction under the Internal Revenue Code Section 404, a contribution of an Employer for any Plan Year shall be returned by the Trustee to the Employer within one (1) year after the final disallowance of the deduction by the Internal Revenue Service or the Courts.

       (c) A contribution made by an Employer due to a mistake of fact may be returned to the Employer within one (1) year after payment of the contribution.

     6.05  UNENFORCEABLE PROVISIONS

If any provision of this Trust Agreement shall be for any reason invalid or unenforceable, the remaining provisions shall, nevertheless, be carried into effect.

     6.06  CONSTRUCTION

This Trust Agreement shall be construed, administered, and enforced fairly and equitably in accordance with the purposes of the Plan and in accordance with ERISA and the Internal Revenue Code; and where State law is applicable, under laws of the state specified in the Adoption Agreement.

     6.07  POOLING OF ASSETS

In the event the Company adopts or becomes a contributing employer under another plan which is qualified under Section 401(a) of the Internal Revenue Code of 1954, as amended, or any successor to such Section 401(a) plan, the Trustee from time to time may pool all or any portion of the assets of this Trust Fund with assets belonging to such other tax-qualified plan into one single Trust Fund. The Trustee may commingle such assets, make joint or common investments, and carry joint accounts on behalf of this Trust Fund and such other trust, allocating undivided shares or interests in such investments or accounts or in any pooled assets to the two or more trusts in accordance with their respective interests. The Trustee may also buy or sell any assets or undivided interests therein in this Trust Fund, or in any other trust with which the assets of this Trust Fund may be pooled, to or from this Trust Fund or such other trust at such prices or valuations as the Trustee may in good faith determine to be the fair market value of such assets or undivided interests.

     6.08  INDEMNITY AND INSURANCE

This Section shall apply only if the Trustee or Trustees are individuals employed by the Company or an Employer. This Section shall not apply if the Trustee is a bank, trust company, insurance company or other corporation.

In its discretion, the Company may obtain, pay for, and keep current a policy or policies of insurance, insuring the Trustees against any and all liabilities, costs and expenses (including attorney's fees) incurred by the Trustees as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and Trust and any applicable Federal or State law.

If the Company does not obtain, pay for, and keep current any type of insurance policy or policies referred to in the preceding paragraph, or if such insurance is provided but the Trustees incur any costs or expenses which are not covered under such policies, then, in either event, the Company, to the extent permitted by law, shall indemnify and hold harmless such parties against any and all costs, expenses, and liabilities incurred by such parties in performing their duties and responsibilities under the Plan and Trust, including attorney's fees, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and Trust and the Participants and Beneficiaries of the Plan and Trust.